[FORM OF]

Prepared outside the Commonwealth of Virginia.
After Recording Mail To:

KEYBANK NATIONAL ASSOCIATION
Key Healthcare Finance
Mail Code: WA 31-13-2313
1301 Fifth Avenue, 23rd Floor
Seattle, WA 98101
Attn: Bellini Lacey

Tax Parcel Nos.: 48 A 24; 48 A 25

ASSIGNMENT OF RENTS AND LEASES

This ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) dated September 16, 2010, is made by G&E HC REIT II Bastian SNF LLC, a Delaware limited liability company (“Assignor”), whose address is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705, in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association (”Lender”), whose address is Key Healthcare Finance, Mail Code: WA 31-13-2313, 1301 Fifth Avenue, 23rd Floor, Seattle, WA 98101.

Recitals

A. On or about the date hereof, Assignor and GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation, G&E HC REIT II CHARLOTTESVILLE SNF, LLC, a Delaware limited liability company, G&E HC REIT II LEBANON SNF, LLC, a Delaware limited liability company, G&E HC REIT II LOW MOOR SNF, LLC, a Delaware limited liability company, G&E HC REIT II MIDLOTHIAN SNF, LLC, a Delaware limited liability company, (collectively with Assignor, “Borrower”) and Lender entered into that certain Loan Agreement (“Loan Agreement”) whereby Lender agreed to make a loan (the “Loan”) available to Borrower in the principal amount of TWENTY SIX MILLION, EIGHT HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($26,810,000.00). The Loan is to be secured by Deeds of Trust encumbering the Facilities described in the Loan Agreement which are located in the Commonwealth of Virginia.

B. One of the Facilities is owned by Assignor, located in the County of Bland, Commonwealth of Virginia, and legally described in Exhibit A, attached hereto and made a part hereof (as used herein, the “Facility”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

C. In connection with the Loan, Borrower has executed and delivered a promissory note or notes (collectively, the “Note”) in favor of Lender of even date herewith in the amount of the Loan, payment of which is secured by the Deeds of Trust made by Borrower in favor of Lender on the Facilities.

D. Assignor is desirous of further securing to Lender the performance of the terms, covenants and agreements hereof and of the Note, the Deeds of Trust and the other Loan Documents.

Agreements

NOW, THEREFORE, in consideration of the making of the Loan evidenced by the Note by Lender to Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby irrevocably, absolutely and unconditionally transfer, sell, assign, pledge and convey to Lender, its successors and assigns, all of the right, title and interest of Assignor in and to:

(a) any and all leases, licenses, rental agreements and occupancy agreements of whatever form now or hereafter affecting all or any part of the Facility and any and all guarantees, extensions, renewals, replacements and modifications thereof (collectively, the “Leases”); and

(b) all issues, profits, security or other deposits, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Facility, including, without limitation, minimum rents, additional rents, termination payments, bankruptcy claims, forfeited security deposits, damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Facility, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Assignor may have against any Tenant, lessee or licensee under the Leases or against any other occupant of the Facility (collectively, the “Rents”).

TO HAVE AND TO HOLD the same unto Lender, its successors and assigns.

IT IS AGREED that, notwithstanding that this instrument is a present, absolute and executed assignment of the Rents and of the Leases and a present, absolute and executed grant of the powers herein granted to Lender, Assignor is hereby granted a license by Lender, to retain possession of the Leases and to collect and retain the Rents unless and until there shall be an “Event of Default” (as defined herein) under the terms of this Assignment or any of the other Loan Documents. Upon an Event of Default, the aforementioned license granted to Assignor shall automatically terminate without notice to Assignor, and Lender may thereafter, without taking possession of the Facility, take possession of the Leases and collect the Rents. Further, from and after such termination, Assignor shall be the agent of Lender in collection of the Rents, and any Rents so collected by Assignor shall be held in trust by Assignor for the sole and exclusive benefit of Lender and Assignor shall, within one (1) business day after receipt of any Rents, pay the same to Lender to be applied by Lender as hereinafter set forth. Furthermore, from and after such Event of Default and termination of the aforementioned license, Lender shall have the right and authority, without any notice whatsoever to Assignor and without regard to the adequacy of the security therefor, to: (a) make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Facility, as particularly set forth in the Deed of Trust applicable to the Facility; (b) manage and operate the Facility, with full power to employ agents to manage the same; (c) demand, collect, receive and sue for the Rents, including those past due and unpaid; and (d) do all acts relating to such management of the Facility, including, but not limited to, negotiation of new Leases, making adjustments of existing Leases, contracting and paying for repairs and replacements to the Improvements and to the fixtures, equipment and personal property located in the Improvements or used in any way in the operation, use and occupancy of the Facility as in the sole subjective judgment and discretion of Lender may be necessary to maintain the same in a tenantable condition, purchasing and paying for such additional furniture and equipment as in the sole subjective judgment of Lender may be necessary to maintain a proper rental income from the Facility, employing necessary managers and other employees, purchasing fuel, providing utilities and paying for all other expenses incurred in the operation of the Facility, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor. Lender shall apply the Rents received by Assignor from the Facility, after deducting the costs of collection thereof, including, without limitation, attorneys’ fees and a management fee for any management agent so employed, against amounts expended for repairs, upkeep, maintenance, service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as Lender actually incurs in connection with the operation of the Facility and against interest, principal, required escrow deposits and other sums which have or which may become due, from time to time, under the terms of the Loan Documents, in such order or priority as to any of the items so mentioned as Lender, in its sole subjective discretion, may determine. The exercise by Lender of the rights granted Lender in this paragraph, and the collection of, the Rents and the application thereof as herein provided, shall not be considered a waiver by Lender of any Event of Default under the Loan Documents or prevent foreclosure of any liens on the Facility nor shall such exercise make Lender liable under any of the Leases, Lender hereby expressly reserving all of its rights and privileges under the Deeds of Trust and the other Loan Documents as fully as though this Assignment had not been entered into.

Without limiting the rights granted hereinabove, in the event Assignor shall fail to make any payment or to perform any act required under the terms hereof and such failure shall not be cured within any applicable grace or cure period, then Lender may, but shall not be obligated to, without prior notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, make or perform the same in such manner and to such extent as Lender may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Lender, performing or discharging any obligation, covenant or agreement of Assignor under any of the Leases, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel and incurring and paying attorneys’ fees. Any sum advanced or paid by Lender for any such purpose, including, without limitation, attorneys’ fees, together with interest thereon at the Default Rate from the date paid or advanced by Lender until repaid by Assignor, shall immediately be due and payable to Lender by Assignor on demand and shall be secured by the Deeds of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

IT IS FURTHER AGREED that this Assignment is made upon the following terms, covenants and conditions:

1.	This Assignment shall not operate to place responsibility for the control, care, management or repair of the Facility upon Lender, nor for the performance of any of the terms and conditions of any of the Leases, nor shall it operate to make Lender responsible or liable for any waste committed on the Facility by any Tenant or any other party or for any dangerous or defective condition of the Facility or for any negligence in the management, upkeep, repair or control of the Facility. Lender shall not be liable for any loss sustained by Assignor resulting from Lender’s failure to let the Facility or from any other act or omission of Lender in managing the Facility. Except for acts of gross negligence or willful misconduct by Lender, Assignor shall and does hereby indemnify and hold Lender harmless from and against any and all liability, loss, claim, demand or damage which may or might be incurred by reason of this Assignment, including, without limitation, claims or demands for security deposits from Tenants deposited with Assignor, and from and against any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases. Should Lender incur any liability by reason of this Assignment or in defense of any claim or demand for loss or damage as provided above, the amount thereof, including, without limitation, costs, expenses and attorneys’ fees, together with interest thereof at the Default Rate from the date paid or incurred by Lender until repaid by Assignor, shall be immediately due and payable to Lender by Assignor upon demand and shall be secured by the Deeds of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

2.	This Assignment shall not be construed as making Lender a mortgagee in possession.

3.	Lender is obligated to account to Assignor only for such Rents as are actually collected or received by Lender.

4.	Assignor hereby further assigns to Lender subject to the terms and provisions of this Assignment: (a) any award or other payment which Assignor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving any Tenant under such Leases; and (b) any and all payments made by or on behalf of any Tenant of any part of the Facility in lieu of Rent. Assignor hereby irrevocably appoints Lender as its attorney-in-fact to appear in any such proceeding and to collect any such award or payment, which power of attorney is coupled with an interest by virtue of this Assignment and is irrevocable so long as any sums are outstanding under the loan evidenced by the Note. All awards or payments so collected shall be applied to the indebtedness secured hereby in such order as Lender shall elect.

5.	Assignor represents, warrants and covenants to and for the benefit of Lender: (a) that Assignor now is (or with respect to any Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of the landlord’s interest in the Leases, with full right and title to assign the same and the Rents due or to become due thereunder; (b) that, other than this Assignment and any assignment to Lender pursuant to the Deeds of Trust there are no outstanding assignments of the Leases or Rents; (c) that no Rents have been anticipated, discounted, released, waived, compromised or otherwise discharged except for prepayment of rent of not more than one (1) month prior to the accrual thereof; (d) that there are no material defaults now existing under any of the Leases by the landlord or any Tenant, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases by the landlord or any Tenant, except as disclosed in writing to Lender; (e) that Assignor has and shall duly and punctually observe and perform all covenants, conditions and agreements in the Leases on the part of the landlord to be observed and performed thereunder and (f) the Leases are in full force and effect and are the valid and binding obligations of Assignor, and, to the knowledge of Assignor, are the valid and binding obligations of each Tenant thereto.

6.	Assignor covenants and agrees that Assignor shall, at its sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord or any Tenant thereunder, and shall pay on demand all costs and expenses, including, without limitation, attorneys’ fees, which Lender may incur in connection with Lender’s appearance, voluntary or otherwise, in any such action or proceeding, together with interest thereon at the Default Rate from the date incurred by Lender until repaid by Assignor.

7.	At any time, Lender may, at its option, notify any Tenant or other parties of the existence of this Assignment. Assignor does hereby specifically authorize, instruct and direct each and every present and future tenant, lessee and licensee of the whole or any part of the Facility to pay all unpaid and future Rents to Lender upon receipt of demand from Lender to so pay the same and Assignor hereby agrees that each such present and future Tenant, lessee and licensee may rely upon such written demand from Lender to so pay said Rents without any inquiry into whether there exists an Event of Default hereunder or under the other Loan Documents or whether Lender is otherwise entitled to said Rents. Assignor hereby waives any right, claim or demand which Assignor may now or hereafter have against any present or future tenant, lessee or licensee by reason of such payment of Rents to Lender, and any such payment shall discharge such tenant’s, lessee’s or licensee’s obligation to make such payment to Assignor.

8.	Lender may take or release any security for the indebtedness evidenced by the Note, may release any party primarily or secondarily liable for the indebtedness evidenced by the Note, may grant extensions, renewals or indulgences with respect to the indebtedness evidenced by the Note and may apply any other security therefor held by it to the satisfaction of any indebtedness evidenced by the Note without prejudice to any of its rights hereunder.

9.	The acceptance of this Assignment and the collection of the Rents in the event Assignor’s license is terminated, as referred to above, shall be without prejudice to Lender. The rights of Lender hereunder are cumulative and concurrent, may be pursued separately, successively or together and may be exercised as often as occasion therefor shall arise, it being agreed by Assignor that the exercise of any one or more of the rights provided for herein shall not be construed as a waiver of any of the other rights or remedies of Lender, at law or in equity or otherwise, so long as any obligation under the Loan Documents remains unsatisfied.

10.	All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of Assignor shall bind its successors and assigns and any subsequent owner of the Facility. All rights of Lender in, to and under this Assignment shall pass to and may be exercised by any assignee of such rights of Lender. Assignor hereby agrees that if Lender gives notice to Assignor of an assignment of said rights, upon such notice the liability of Assignor to the assignee of the Lender shall be immediate and absolute. Assignor will not set up any claim against Lender or any intervening assignee as a defense, counterclaim or setoff to any action brought by Lender or any intervening assignee for any amounts due hereunder or for possession of or the exercise of rights with respect to the Leases or the Rents.

11.	It shall be an “Event of Default” hereunder (a) if there is any Event of Default by Borrower under any of the Loan Documents, (b) if any representation or warranty made herein by Assignor is determined by Lender to have been false or misleading in any material respect at the time made, or (c) upon any failure by Assignor in the performance or observance of any other covenant or condition hereof and the continuance of such failure for thirty (30) days after written notice thereof from Lender to Assignor; provided, however, that if such failure is susceptible of cure but cannot reasonably be accomplished within said thirty (30) day period, then Assignor shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Assignor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender’s notice. Any such default not so cured shall be an “Event of Default” under each of the other Loan Documents, entitling Lender to exercise any or all rights and remedies available to Lender under the terms hereof or of any or all of the other Loan Documents, and any Event of Default under the other Loan Documents, or any default under any other Loan Document which is not cured within any applicable grace or cure period, shall be deemed an Event of Default hereunder subject to no grace or cure period, entitling Lender to exercise any or all rights provided for herein.

12.	Failure by Lender to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Lender, and the waiver by Lender of any default hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion. No collection by Lender of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing hereunder or under any of the other Loan Documents.

13.	If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

14.	This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Assignor and Lender.

15.	This Assignment shall be in full force and effect continuously from the date hereof to and until the payment, discharge, and performance of any and all indebtedness and obligations evidenced by the Note or secured or guaranteed by any of the Loan Documents, and the release of the Deeds of Trust shall, for all purposes, automatically terminate this Assignment and render this Assignment null and void and of no effect whatsoever.

16.	In case of a conflict between any provision of this Assignment and any provision of the other Loan Documents, the provision selected by Lender in its sole subjective discretion shall prevail and be controlling.

17.	All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Loan Agreement.

18.	This Assignment shall be governed in all respects by the laws of the Commonwealth of Virginia, which is where the Facility is located.

19.	This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

20.	In addition to, but not in lieu of, any other rights hereunder, Lender shall have the right to institute suit and obtain a protective or mandatory injunction against Assignor to prevent a breach or default, or to reinforce the observance, of the agreements, covenants, terms and conditions contained herein, as well as the right to damages occasioned by any breach or default by Assignor.

21.	Assignor hereby covenants and agrees that Lender shall be entitled to all of the rights, remedies and benefits available by statute, at law, in equity or as a matter of practice for the enforcement and perfection of the intents and purposes hereof. Lender shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, and without notice to Assignor, to the appointment of a receiver to obtain and secure the rights of Lender hereunder and the benefits intended to be provided to Lender hereunder.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

“Assignor”

G&E HC REIT II BASTIAN SNF, LLC,
a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,
a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name:	Danny Prosky

Title: Pres., Chief Operating Officer

ACKNOWLEDGMENT

STATE OF CALIFORNIA	) ) ss:
COUNTY OF Orange	)

I Hereby Certify That on this 14th day of September, 2010, before me, the subscriber, a Notary Public of the State of California, personally appeared Danny Prosky, who acknowledged himself to be the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT II, Inc., the General Partner of Grubb & Ellis Healthcare REIT II Holdings LP, the sole member of G&E HC REIT II Virginia SNF Portfolio LLC, the sole member of the Assignor herein, and did acknowledge that he as such President and Chief Operating Officer, being authorized so to do, executed the foregoing instrument for the Assignor for the purposes therein contained, by signing his name as President and Chief Operating Officer.

As Witness: my hand and notarial seal.

/s/ P.C. Han
P.C. Han
Notary Public
June 25, 2011